                                                               Exhibit 99-B.8.53

                      AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

                                                                  AMONG

                                    PIONEER VARIABLE CONTRACTS TRUST,

                             ING LIFE INSURANCE AND ANNUITY COMPANY,

                                    RELIASTAR LIFE INSURANCE COMPANY,

                      RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK,

                                  PIONEER INVESTMENT MANAGEMENT, INC.

                                                                          AND

                                           PIONEER FUNDS DISTRIBUTOR, INC.

        THIS AMEMDMENT NO. 2 TO THE PARTICIPATION AGREEMENT (the “Amendment”)
is made and entered into as of the 15th day of August, 2007 by and among Pioneer Variable
Contracts Trust (the “Trust”), ING Life Insurance and Annuity Company, ReliaStar Life Insurance
Company, ReliaStar Life Insurance Company of New York (collectively, “ING”), Pioneer
Investment Management, Inc. (“PIM”) and Pioneer Funds Distributor, Inc. (“PFD”) (collectively, the
“Parties”).

        WHEREAS, the Parties entered into a Participation Agreement dated July 1, 2001 (the
“Participation Agreement”) and as amended on May 1, 2004; and

        WHEREAS, the Parties now desire to modify the Participation Agreement as set forth below;

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Parties agree that the Participation Agreement be amended as follows:

1.	ING USA Annuity and Life Insurance Company (“ING USA”) and its Separate Account B are added as a Party to the Participation Agreement.

2.	Schedule A of the Participation Agreement is hereby deleted and replaced with Schedule A attached hereto and dated August 15, 2007.

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IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Pioneer Variable Contracts Trust	ING Life Insurance and Annuity Company
By its authorized officer,	By its authorized officer,
By: _________________________________	By:
Name: ________________________________	Name:	Michael C. Eldredge
Title: ________________________________	Title:	Vice President
ReliaStar Life Insurance Company	ReliaStar Life Insurance Company of New York
By its authorized officer,	By its authorized officer,
By: _________________________________	By:
Name: ________________________________	Name:
Title: ________________________________	Title:
Pioneer Investment Management, Inc.	Pioneer Funds Distributor, Inc.
By its authorized officer,	By its authorized officer,
By: _________________________________	By:
Name: ________________________________	Name:
Title: ________________________________	Title:
ING USA Annuity and Life Insurance Company
By its authorized officer,
By: ________________________________
Name: ________________________________
Title: ________________________________

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                                                                                 SCHEDULE A

                                                    ACCOUNTS, CONTRACTS AND PORTFOLIOS
                                                SUBJECT TO THE PARTICIPATION AGREEMENT

                                                                             As of August 15, 2007

Name of Separate Account	Portfolios and Class of Shares Available to Contracts
  ING Life Insurance and Annuity Company:

     Variable Annuity Account B
     Variable Annuity Account C
     Variable Annuity Account F
     Variable Annuity Account I
     Separate Account D
     Variable Life Account B
     Variable Life Account C
     Variable Life Account I

  ReliaStar Life Insurance Company

     Separate Account N

  ReliaStar Life Insurance Company of New York

       Separate Account NY-B

  ING USA Annuity and Life Company:

     Separate Account B

Pioneer Equity-Income VCT Portfolio
(Class I and Class II)

Pioneer Fund VCT Portfolio
(Class I and Class II)

Pioneer High Yield VCT Portfolio
(Class I and Class II)

Pioneer Mid-Cap Value VCT Portfolio
(Class I and Class II)

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